Exhibit 99.1

Mannatech adds Donald Buchholz to its Board

Coppell, TX. – October 7, 2004 – (NASDAQ-MTEX) Mannatech, Incorporated announced today it has appointed Donald A. Buchholz to its Board of Directors effective October 6, 2004. Mr. Buchholz will serve as an independent director.

Mannatech CEO and Chairman of the Board, Samuel L. Caster, stated “Don Buchholz will be an outstanding addition to our Board of Directors as he has a wealth of experience as Chairman of the Board for SWS Group, Inc. (formerly Southwest Securities Group, Inc.). He will continue to help strengthen Mannatech’s Board and is the perfect choice to help represent Mannatech shareholders.”

Mr. Buchholz has served as Chairman of the Board of Directors of SWS Group, Inc. (NYSE: SWS) since 1972. Mr. Buchholz founded SWS Group, Inc., a Dallas-based New York Stock Exchange member. Additionally, Mr. Buchholz has served on the Board of Directors of U.S. Home Systems, Inc. (NASDAQ:USHS) since 2002 and has served on the Board of Directors of Southwest Securities Bank (formerly First Savings Bank) since 1992.

Mr. Buchholz is active in community affairs and has served as a member of the Dallas County Community College Foundation Board since 1978, member of the North Texas Foundation Board since 1999, and a member of the Board of Advisors for the UNT College of Business Administration since 2002. Mr. Buchholz has served since 2002 as a Director of the National Center for Policy Analysis, a nonprofit, nonpartisan public policy research organization based in Dallas, Texas.

Mr. Buchholz is a retired licensed Certified Public Accountant and holds a B.B.A. degree in Accounting from the University of North Texas. Mr. Buchholz has received many awards throughout the years from the University of North Texas, including “Outstanding Alumnus Service Award” in 1999 and the “Distinguished Alumnus Service Award” in 2001.

About Mannatech, Incorporated

Mannatech, based in Coppell, Texas, is a wellness solution provider that sells its products through a global network-marketing system throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, and South Korea. For additional information about Mannatech, please visit its corporate website: www.mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact:

Mannatech, Incorporated

Stephen Fenstermacher, CFO

972-471-6512

IR@mannatech.com